EXHIBIT 24

                                    POWER OF ATTORNEY


STATE OF ALABAMA                   )
COUNTY OF JEFFERSON                )


       The undersigned director of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints W. F. Denson, III, and
E. Starke Sydnor, and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to (i) the Form 10-K Reports of said corporation to be filed with the Securities and Exchange Commission in 1994 and subsequent years under the Securities Exchange Act of 1934, as amended, and to any and all amendments to said reports, (ii) registration statements on Form S-8 or such other form as counsel for the Company may deem appropriate covering shares of the Company's Common Stock offered pursuant to the Company's Thrift Plan for Salaried Employees, the Company's Construction Materials Division's Hourly Employees Savings Plan, the Company's Chemicals Division Hourly Employee Savings Plan or any comparable plans, and interests of participation in said plans, and to any and all amendments to said registration statements, including post- effective amendments thereto, and related documents, said registration statements and amendments to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder,
(iii) any and all documents as counsel for the Company may deem appropriate concerning the unsecured long-term debt securities (the "Medium Term Notes") described at the February 9, 1991, meeting of the Board of Directors of the Company and (iv) a registration statement on Form S-3 or such other form as counsel for the Company may deem appropriate concerning those shares to be registered as described at the December 7, 1993, meeting of the Board of Directors of the Company, and to any and all amendments to said registration statement, including post-effective amendments thereto, and related documents, said registration statement and amendments to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

       The undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

       IN WITNESS WHEREOF, the undersigned director of Vulcan Materials Company has executed this Power of Attorney this 18th day of January, 1994.

                                   /s/ Herbert A. Sklenar
                                   Herbert A. Sklenar

STATE OF ALABAMA                   )
COUNTY OF JEFFERSON                )

       On this 18th day of January in the year 1994, before me, Robbie O. Storey, a Notary Public of said State, duly commissioned and sworn, personally appeared Herbert A. Sklenar, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   /s/ Robbie O. Storey
                                   Notary Public in and for said State

[SEAL]
                                   My Commission Expires:

                                   October 22, 1996